Exhibit 99.2
FOR IMMEDIATE RELEASE

Extraction Oil & Gas Completes Financial Restructuring

Company Achieves $1.3 Billion Reduction in Funded Debt and Preferred Equity; Names New Board and Leadership; Commences Trading on NASDAQ Under “XOG” on January 20, 2021

Extraction to embrace new E&P business and governance model

DENVER – JANUARY 20, 2021 – Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today announced it has successfully completed its financial restructuring process and emerged from Chapter 11. The Company officially concluded its reorganization after completing all required actions and satisfying the remaining conditions of its Plan of Reorganization (the “Plan”).

Extraction also announced the appointments of Tom Tyree as the Company’s new Chief Executive Officer, Matt Owens as President and Chief Operating Officer and Marianella Foschi as Chief Financial Officer. Pursuant to the Plan, the Company appointed a new, seven-member Board of Directors comprised of Benjamin Dell (Chairman), Morris Clark, Carrie Fox, Carney Hawks, Tom Tyree, Michael Wichterich and Howard Willard. Biographical information can be found on the Company’s website at www.extractionog.com/leadership/. All leadership appointments are effective today.

Extraction’s new Board has also established the Company’s first Environmental, Social and Governance committee made up of directors. The committee will oversee the Company’s programs, policies and practices relating to environmental, health and safety, sustainability, corporate social responsibility and other public policy matters.

“The Extraction team has worked hard over the last six months to right-size the business, lower its cost structure and optimize its midstream agreements,” said Benjamin Dell, Chairman of the Board. “The Company is now well positioned to embrace a new E&P business model focused on generating returns above the cost of capital, delivering free cash flow and, most critically, returning that free cash flow to investors. The business has also instituted a new governance model where management and the Board have true alignment with shareholders, while striving for environmental leadership through low-impact operations, emission reductions and reporting,” he said.

New Capital Structure
Extraction’s capital structure now includes a new $1.0 billion reserve-based lending facility (“New RBL Facility”) with an initial borrowing base of $500 million maturing in July 2024. Extraction’s unsecured claimants, including holders of Extraction’s senior unsecured notes, received a distribution of approximately 99% of Extraction’s newly issued common stock. A summary of Extraction’s new capital structure follows:

Unrestricted Cash
•Approximately $11 million cash balance at emergence

New RBL Facility
•$500 million initial borrowing base
•Approximately $265 million drawn at emergence
•Matures July 2024

Rights Offering
•$200 million in proceeds raised from a rights offering subscribed by the Company’s unsecured note holders, existing equity holders and general unsecured creditors
•Proceeds used to repay Debtor-in-Possession (DIP) facility

New Common Equity
•Approximately 25 million shares of common stock outstanding
•Approximately 0.7 million incremental shares reserved for potential future distribution to certain general unsecured claimants whose claim values are pending

Pro Forma Capital Structure Details
Pro forma for the repaid DIP facility and drawings under the new RBL facility, the restructuring resulted in a net reduction of approximately $1.3 billion in funded debt and preferred equity. Details of the Company’s pro forma capital structure and liquidity are outlined below:

Shares Outstanding (in thousands)	As of September 30, 2020	Restructuring Adjustments	Pro Forma at Emergence
Series A Preferred Stock	185	(185)	—
Stockholders’ Equity:
Common Stock	138,372	(138,372)	—
Treasury Stock	38,859	(38,859)	—
New Common Stock	—	24,927	24,927
Shares Outstanding (1)(2)(3)	177,231	(152,304)	24,927

(1) Excludes 0.7 million shares reserved for potential distribution to general unsecured claimants
(2) Excludes approximately 2.9 million Tranche A Warrants, exercisable for one share of New Common Stock per Tranche A Warrant at an initial exercise price of $107.64 with a term of four years
(3) Excludes approximately 1.5 million Tranche B Warrants, exercisable for one share of New Common Stock per Tranche B Warrant at an initial exercise price of $122.32 with a term of five years

Debt and Preferred Stock (in thousands)	As of September 30, 2020	Restructuring Adjustments	Pro Forma at Emergence
RBL Facilities:
DIP	110,000	(110,000)	—
Pre-Petition RBL	453,746	(453,746)	—
New RBL	—	265,000	265,000
Sub-total RBL Facilities	$563,746	$(298,746)	$265,000

Senior Unsecured Notes:
2024 Senior Notes due May 15, 2024	400,000	(400,000)	—
2026 Senior Notes due February 1, 2026	700,189	(700,189)	—
Sub-total Senior Unsecured Notes	1,100,189	(1,100,189)	—
Total Debt (1)	$1,663,935	$(1,398,935)	$265,000

Series A Preferred Stock	$189,840	$(189,840)	$—

Liquidity (in thousands)
RBL Borrowing Base	$650,000	$(150,000)	$500,000	(2)
(-) RBL Drawn	(600,500)	335,500	(265,000)
(-) Letters of Credit Outstanding	(49,500)	40,300	(9,200)
(+) Cash	121,165	(110,255)	10,910	(3)
Total Liquidity	$121,165	$115,545	$236,710

(1) Total Debt amount excludes leases accounted for pursuant to ASC 842 and outstanding letters of credit
(2) New RBL borrowing base of $500 million with a facility size of $1 billion
(3) Expected cash balance upon emergence and may not reflect changes in net working capital on the Effective Date

Listing on NASDAQ
In connection with emergence from Chapter 11, the Company’s existing equity interests will be converted into shares in the newly capitalized company, effective January 20, 2021. Shares of the Company’s new common stock have commenced trading on NASDAQ under the ticker symbol XOG.

Details of the restructuring, securities issued pursuant to the Plan and the debt and other agreements entered into as part of the Plan will be provided in a Form 8-K which can be viewed on the Company’s website or the Securities and Exchange Commission’s website at www.sec.gov.

Court filings and other information related to the restructuring will continue to be available on the Company’s website at www.extractionog.com/restructuring-information and at http://www.kccllc.net/extractionog, which is a website administered by the Company’s noticing agent, Kurtzman Carson Consultants LLC (“KCC”). For inquiries regarding the Company’s emergence, please call KCC’s restructuring hotline: (866) 571-1791 (internationally at (781) 575-2049).

About Extraction Oil & Gas
Extraction Oil & Gas is a Denver-based independent energy company, differentiated by its financial, operational and governance model. The Company is focused on developing and producing crude oil, natural gas and NGLs in the Denver-Julesburg Basin of Colorado. Extraction’s common shares are listed for trading on NASDAQ under the symbol XOG. For more information, please visit www.extractionog.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor Contact: John Wren, ir@extractionog.com
Media Contact: Brian Cain, bcain@extractionog.com

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